As filed with the Securities and Exchange Commission on October 1, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Accredited Home Lenders Holding Co.	Delaware	04-3669482
Accredited Mortgage Loan REIT Trust	Maryland	35-2231035
(Exact name of registrant as specified in charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15090 Avenue of Science

San Diego, California 92128

(858) 676-2100

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

David E. Hertzel, Esq.

General Counsel

Accredited Home Lenders Holding Co.

15090 Avenue of Science

San Diego, California 92128

(858) 676-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Christopher J. DiAngelo, Esq.	Vincent J. Pisano
Glenn R. Pollner, Esq.	Kirkland & Ellis LLP
Dewey Ballantine LLP	Citigroup Center
1301 Avenue of the Americas	153 East 53rd Street
New York, New York 10019-6092	New York, New York 10022-4611
(212) 259-8000	(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-117484, 333-117484-01

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Proposed maximum aggregate offering price		Amount of registration fee
Preferred shares of beneficial interest of Accredited Mortgage Loan REIT Trust(1)	$2,500,000	(2)	$316.75	(3)
Guarantees of preferred shares of beneficial interest of Accredited Mortgage Loan REIT Trust by Accredited Home Lenders Holding Co.(3)	(3)		—	(3)
(1)	Pursuant to Rule 457(o), there is being registered hereunder an indeterminate number of preferred shares of beneficial interest of Accredited Mortgage Loan REIT Trust. The aggregate offering price for all such shares that may be sold from time to time pursuant to this registration statement shall not exceed $2,500,000.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Calculated in accordance with Rule 457(o).
(4)	There is being registered hereunder an indeterminate amount of Guarantees by Accredited Home Lenders Holding Co. of payments on the preferred shares of beneficial interest of Accredited Mortgage Loan REIT Trust. No separate consideration will be received for such Guarantees. Pursuant to Rule 457(n), no separate fee for such Guarantees is required to be paid.

Explanatory Note

This registration statement relates to the Registration Statement on Form S-3, Securities and Exchange Commission File Nos. 333-117484 and 333-117484-01 (the “Prior Registration Statement”), and is filed solely to increase the dollar amount of securities registered under the Prior Registration Statement by $2,500,000. The contents of the Prior Registration Statement are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 1, 2004.

ACCREDITED MORTGAGE LOAN REIT TRUST

By:	/S/ JAMES A. KONRATH
James A. Konrath Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James A. Konrath	Chief Executive Officer and Trustee (Principal Executive Officer)	October 1, 2004

* John S. Buchanan	Chief Financial Officer (Principal Accounting Officer)	October 1, 2004

/S/ RAY W. MCKEWON Ray W. McKewon	Executive Vice President, Secretary and Trustee	October 1, 2004

* James H. Berglund	Trustee	October 1, 2004

* Gary M. Erickson	Trustee	October 1, 2004

* Jody A. Gunderson	Trustee	October 1, 2004

* Richard T. Pratt	Trustee	October 1, 2004

* Joseph J. Lydon	Trustee	October 1, 2004

* Bowers W. Espy	Trustee	October 1, 2004

*	Ray W. McKewon, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

/S/ RAY W. MCKEWON
Ray W. McKewon Attorney-in-fact October 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 1, 2004.

ACCREDITED HOME LENDERS HOLDING CO.

By:	/S/ JAMES A. KONRATH
James A. Konrath Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James A. Konrath	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 1, 2004

* John S. Buchanan	Chief Financial Officer (Principal Accounting Officer)	October 1, 2004

/S/ RAY W. MCKEWON Ray W. McKewon	Executive Vice President, Secretary and Director	October 1, 2004

* James H. Berglund	Director	October 1, 2004

* Gary M. Erickson	Director	October 1, 2004

* Jody A. Gunderson	Director	October 1, 2004

* Richard T. Pratt	Director	October 1, 2004

* Joseph J. Lydon	Director	October 1, 2004

* Bowers W. Espy	Director	October 1, 2004

*	Ray W. McKewon, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

/S/ RAY W. MCKEWON
Ray W. McKewon Attorney-in-fact October 1, 2004

Exhibit index

Exhibit number		Description

5.1		Opinion of Venable LLP regarding the legality of Accredited Mortgage Loan REIT Trust’s preferred shares of beneficial interest

5.2		Opinion of Dewey Ballantine LLP regarding the legality of Accredited Home Lenders Holding Co.’s guarantee of payments on Accredited Mortgage Loan REIT Trust’s preferred shares

23.1		Consent of Deloitte & Touche LLP

23.2		Consent of Venable LLP (contained in Exhibit 5.1)

23.3		Consent of Dewey Ballantine LLP (contained in Exhibit 5.2)

24.1	*	Powers of attorney

*	Incorporated by reference from the Registration Statement on Form S-3, as amended, of the Registrant, File Nos. 333-117484 and 333-117484-01.